Exhibit 10.2

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request.  An unredacted version of this exhibit has been filed separately with the Commission.

EXECUTION VERSION

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is made effective as of the 11th day of July, 2012 (the “Effective Date”), by and between Verastem, Inc., a corporation organized and existing under the laws of Delaware with offices at 215 First Street, Suite 440, Cambridge, Massachusetts 02142 (“LICENSEE”) and PFIZER Inc., a corporation organized and existing under the laws of Delaware with offices at 235 East 42nd Street, New York, NY 10017 (“PFIZER”).  LICENSEE and PFIZER may, from time-to-time, be individually referred to as a “Party” and collectively referred to as the “Parties”.

RECITALS

WHEREAS, PFIZER Controls the Licensed Technology (hereinafter defined); and

WHEREAS, LICENSEE wishes to obtain, and PFIZER wishes to grant, certain licenses under the Licensed Technology on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties, intending to be legally bound hereby, agree to the foregoing and as follows:

1.                                      DEFINITIONS

1.1.                            “Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party.  For the purpose of this definition, “control” shall refer to: (a) the possession, directly or indirectly, of the power to direct the management or policies of an entity, whether through the ownership of voting securities, by contract or otherwise; or (b) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting securities of such entity.

1.2.                            “Applicable Laws” means all applicable laws, statutes, rules, regulations and guidelines, including all good manufacturing practices and all applicable standards or guidelines promulgated by the appropriate Regulatory Authority.

1.3.                            “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks located in New York, New York are authorized or required by law to remain closed.

1.4.                            “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.5.                            “Calendar Year” means any twelve (12) month period commencing on January 1.

1.6.                            “Combination Product” means a Product that includes a Compound and at least one (1) Other Active Ingredient.

1.7.                            “Commercialize” or “Commercialization” means to manufacture for sale, market, promote, otherwise offer for sale, distribute, and sell.

1.8.                            “Commercially Reasonable Efforts” means, with respect to the Development or Commercialization of a Product, that level of efforts and resources commonly dedicated in the research-based pharmaceutical industry by a similarly situated company to the development or commercialization, as the case may be, of a product of similar commercial potential at a similar stage in its lifecycle, in each case taking into account issues of safety and efficacy, product profile, the proprietary position, the then-current competitive environment for such product and the likely timing of such Product’s entry into the market, the regulatory environment and status of such Product, and other relevant scientific, technical and commercial factors.

1.9.                            “Compounds” means the compounds designated by PFIZER as PF-04554878 and PF-00562271, and all salts, polymorphs and formulations thereof.

1.10.                     “Control” or “Controlled” means, with respect to any Intellectual Property Rights, the legal authority or right (whether by ownership, license or otherwise other than pursuant to this Agreement) of a Party to grant a license or a sublicense of or under such Intellectual Property Rights to the other Party without breaching the terms of any agreement with a Third Party.  For clarity, if a Party only can grant a license or sublicense to Intellectual Property Rights, or provide access to a material or document, of a limited scope due to an encumbrance imposed by a Third Party, “Control” or “Controlled” shall be construed to so limit the license or sublicense to such Intellectual Property Rights or the provision of, or provision of access to, such materials or documents (as applicable).

1.11.                     “Develop” or “Development” means to conduct research and development activities (including related manufacturing activities) under conditions designed to yield data suitable for inclusion in, or otherwise necessary to support, an application for Regulatory Approval of a Product by a Regulatory Authority within the Territory.

1.12.                     “Distributor” means a Third Party, other than a Third Party to which any sublicense hereunder is granted, that (a) purchases any Products in finished form from LICENSEE or any of its Affiliates or sublicensees with the intent or purpose of reselling such Products; and (b) has the right to Commercialize such Products in one or more regions.

1.13.                     “EMA” means the European Medicines Agency, or any successor agency thereto.

1.14.                     “FDA” means the United States Food and Drug Administration, or a successor federal agency thereto.

1.15.                     “Field” means all therapeutic, prophylactic and diagnostic uses of a Product in humans, including the treatment of human disease with such Product, regardless of the route of administration.

1.16.                     “First Commercial Sale” means with respect to a Product, the first sale for use or consumption of the Product following receipt of Regulatory Approval for such Product in a country in the Territory.

1.17.                     “GAAP” means the generally accepted accounting principles in the United States, consistently applied.

1.18.                     “IND” means: (a) an investigational new drug application filed with the FDA for authorization for the investigation of a Product; or (b) any foreign equivalents as filed with the applicable Regulatory Authorities in other countries or regulatory jurisdictions in the Territory, as applicable.

1.19.                     “Indication” for a Product means the use of such Product for treating a particular disease or medical condition.

1.20.                     “Intellectual Property Rights” means all trade secrets, copyrights, patents, patent applications, Trademarks, moral rights, know-how and any and all other intellectual property or proprietary rights now known or hereafter recognized in any jurisdiction.

1.21.                     “Licensed Know-How” know-how, processes, data, regulatory filings, information and knowledge, whether or not patentable, that (a) are Controlled by PFIZER on the Effective Date and used by PFIZER as of or prior to the Effective Date in the development or manufacture of a Compound or a Product containing a Compound; (b) are Controlled by PFIZER on the Effective Date, and is necessary to make, use or sell a Compound or a Product as it exists on the Effective Date containing a Compound; or (c) arises out of PFIZER’s exercise of the license granted to PFIZER under Section 2.3 and directly relates to the formulation of a Compound.

1.22.                     “Licensed Patent Rights” means (a) the patents and patent applications listed on Schedule A; and (b) (i) all continuations, divisionals, renewals and continuations-in-part (to the extent the claims thereof are entirely supported by one or more of the patents and patent applications listed on Schedule A to which it claims priority) claiming priority to the patents and patent applications described in clause (a), (ii) any other subsequent filings in any country worldwide claiming priority to the patents and patent applications described in clause (a) (to the extent the claims thereof are entirely supported by one or more of the patents and patent applications listed on Schedule A to which it claims priority); and (iii) all letters of patent granted with respect to any of the foregoing and patents of addition, restorations, extensions, supplementary protection certificates, registration or confirmation patents, reissues and re-examinations of any of the foregoing described in clauses (b)(i) and (b)(ii), each of the foregoing (b)(i) through (b)(iii), to the extent Pfizer Controls such patents and patent applications.

1.23.                     “Licensed Technology” means collectively, the Licensed Patent Rights and Licensed Know-How.

1.24.                     “MAA” means (a) a Marketing Authorization Application for a Product filed with (i) the EMA under the centralized European procedure (including amendments and supplements thereto) or (ii) a Regulatory Authority in any country in the EU if the centralized European procedure is not used to obtain Regulatory Approval of such Product; or (b) any other equivalent or related Regulatory Filing, such as a Type II variation, to gain Regulatory Approval of a Product in any country in the EU.

1.25.                     “Milestone” means each milestone set forth in Section 5.1.3.

1.26.                     “NDA” means: (a) a new drug application filed with the FDA for authorization for marketing the Product; or (b) any of its foreign equivalents as filed with the applicable Regulatory Authorities in other countries or regulatory jurisdictions in the Territory, as applicable.

1.27.                     “Net Sales” means the gross amount invoiced by or on behalf of LICENSEE, its Affiliates and their respective sublicensees (each a “Selling Party”) for sales of a Product, less the following deductions actually paid, granted, or accrued and to the extent such deductions are included in the gross invoiced sales price of such Product: (a) rebates, quantity and cash discounts, and other usual and customary discounts to customers; (b) taxes and duties paid, absorbed or allowed which are directly related to the sale of such Product; (c) credits, allowances, discounts and rebates to, and chargebacks for spoiled, damaged, out-dated, rejected or returned Product; (d) actual freight and insurance costs incurred in transporting such Product to customers, provided that in no event shall deductions for freight and insurance exceed three percent (3%) of the gross amount invoiced; (e) discounts or rebates or other payments required by Applicable Laws, including any governmental special medical assistance programs; and (f) customs duties, surcharges and other governmental charges incurred in connection with the exportation or importation of such Product.  Subsections (a) through (f) shall be collectively referred to as “Deductions”.

The following principles shall apply in the calculation of Net Sales:

(a)                                             Products will be considered “sold” when a sale by a Selling Party is recognized in accordance with revenue recognition policies mandated by GAAP.

(b)                                             Nothing herein will prevent a Selling Party from selling, distributing or invoicing Products at a discounted price for shipments to Third Parties in connection with clinical studies, compassionate sales, or an indigent program or similar bona fide arrangements in which the Selling Party agrees to forego a normal profit margin for good faith business reasons, provided that the proceeds from any Products so sold or distributed shall be included for purposes of calculating Net Sales.

(c)                                              A sale or transfer of Products between any of the Selling Parties will not result in any Net Sales, and Net Sales instead will be based on subsequent sales or distribution to a non-Selling Party, unless such Products are used or consumed by a Selling Party in the course of its own activities (other than resale or transfer to a non-Selling Party).  For the avoidance of doubt, sales to Distributors shall be included in the determination of Net Sales.

(d)                                             In the case of any sale or other disposal of a Product for non-cash consideration, Net Sales shall be calculated as the fair market price of such Product in the country of sale or disposal.  Notwithstanding the foregoing, provision of a Product for the purpose of conducting pre-clinical or clinical research shall not be deemed to be a sale, so long as such Product is provided at a price which does not exceed the reasonably estimated cost of production and distribution thereof.

(e)                                              Except as otherwise provided herein, Net Sales shall be calculated in accordance with GAAP.

Notwithstanding the foregoing, in the event a Product is sold in a country in the Territory as a Combination Product in a Calendar Quarter, Net Sales of such Combination Product will be calculated as follows:

(i)                              if the Compound contained in such Combination Product and Other Active Ingredient(s) contained in such Combination Product are each sold separately in such country during such Calendar Quarter, the Net Sales attributable to such Combination Product during such Calendar Quarter shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/(A+B) where: A is the average gross selling price in such country during such Calendar Quarter of such Compound sold separately in the same formulation and dosage, and B is the sum of the average gross selling prices in such country during such Calendar Quarter of such Other Active Ingredients(s) sold separately in the same formulation and dosage;

(ii)                          if the Compound contained in such Combination Product is sold independently of the Other Active Ingredient(s) contained in such Combination Product in such country during such Calendar Quarter, but the average gross selling price of the Other Active Ingredient(s) in such country during such Calendar Quarter cannot be determined, the Net Sales attributable to such Combination Product during such Calendar Quarter shall be calculated by multiplying actual Net Sales of such Combination Product by the fraction A/C where: A is the average gross selling price in such country during such Calendar Quarter of such Compound sold separately in the same formulation and dosage and C is the average gross selling price of such Combination Product in such country during such Calendar Quarter; and

(iii)                      if the Compound contained in such Combination Product is not sold independently of the Other Active Ingredient(s) contained in such Combination Product in such country during such Calendar Quarter, then the Net Sales attributable to such Combination Product shall be calculated by multiplying the Net Sales of such Combination Product by the fraction D/(D+E) where: D is the fair market value of the portion of such Combination Product that contains such Compound and E is the fair market value of the portion of such Combination Product containing such Other Active Ingredients contained in such Combination Product, as such fair market values are determined by mutual agreement of the Parties.

1.28.                     “Other Active Ingredient” means any therapeutically active pharmaceutical ingredient other than a Compound.

1.29.                     “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

1.30.                     “Product” means any and all pharmaceutical products that contain a Compound.

1.31.                     “Regulatory Approval” means, with respect to a Product in any country or regulatory jurisdiction, any approval (including where required, pricing and reimbursement approvals), registration, license or authorization that is required by the applicable Regulatory Authority to market and sell such Product in such country or regulatory jurisdiction.

1.32.                     “Regulatory Authority” means any governmental agency or authority responsible for granting Regulatory Approvals for a Product in the Territory.

1.33.                     “Regulatory Filings” means, with respect to a Product, any submission to a Regulatory Authority of any appropriate regulatory application, including, without limitation, any IND, any NDA, any submission to a regulatory advisory board, any marketing authorization application (including any MAA), and any supplement or amendment thereto.

1.34.                     “Royalty Term” means, on a Product-by-Product and country-by country basis, the period commencing on the First Commercial Sale of such Product in such country and expiring upon the later of: (a) expiration or abandonment of the last Valid Claim of the Licensed Patent Right that covers the Use of such Product in such country; or (b) ten (10) years following the date of First Commercial Sale of such Product in such country.

1.35.                     “Territory” means worldwide.

1.36.                     “Third Party” means any Person other than a Party or an Affiliate of a Party.

1.37.                     “Trademarks” means all registered and unregistered trademarks, service marks, trade dress, trade names, logos, insignias, domain names, symbols, designs, and combinations thereof.

1.38.                     “Use” means to research, develop, make, have made, use, sell, offer for sale, market, distribute, import, export or otherwise exploit.

1.39.                     “Valid Claim” means either: (a) a claim of an issued and unexpired patent included within the Licensed Patent Rights, which has not been permanently revoked or declared unenforceable or invalid by an unreversed and unappealable or unreversed and unappealed decision of a court or other appropriate body of competent jurisdiction and which has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise; or (b) a claim of a pending patent application included within the Licensed Patent Rights, which claim was filed in good faith and has not been cancelled, withdrawn, abandoned or finally disallowed without the possibility of appeal or refiling of such application.

1.40.                     Additional Definitions.  Each of the following definitions is set forth in the Section indicated below:

Definition	Section

Agreement	Preamble
Bankruptcy Code	13.4
Bankruptcy Event	13.4
Cap	12.3
CDA	17.11
Change in Control	17.1
Claims	11.1
Deductions	1.27
Defense Action	8.1
Designated Affiliate/Third Party	13.5.5(e)
Developed IP	7.2
Development Plan	4.1.1
Effective Date	Preamble
FAK	1.21
Fees	6.1.1
Force Majeure Event	17.4
Government	10.3.1
Government Official	10.3.1
Indemnified Party	11.3
Indemnifying Party	11.3

Definition	Section

Initial Development Plan	4.1.1
Knowledge	10.2.1
LICENSEE	Preamble
LICENSEE Indemnitees	11.2
LICENSEE Inventory	13.5.5(e)
LICENSEE Withholding Tax Action	5.3.2
Milestone Payment	5.1.3
Party(ies)	Preamble
PFIZER	Preamble
PFIZER Indemnitees	11.1
PFIZER Transfer Notice	3.1
Pharmacovigilance Agreement	4.3.3
Recipients	9.2
Relevant Records	6.1.1
Remaining Recoveries	8.2.4
Residuals	2.4
Selling Party	1.27
Subscription Agreement	5.1.2
Third Party Infringement	8.1
Third Party IP	5.1.4
Third Party Payment	5.1.4

2.                                      LICENSE GRANT

2.1.                            License Grant.

2.1.1.                  Patent Rights.  Subject to the terms and conditions of this Agreement PFIZER hereby grants to LICENSEE a sublicensable (subject to Section 2.2), royalty-bearing right and license under the Licensed Patents Rights to Use the Compounds and Products in the Field within the Territory.  The license granted under this Section 2.1.1 shall be exclusive even as to PFIZER with respect to Compounds and Products, in each case except as expressly provided in Section 2.3 or as necessary for PFIZER to carry out its obligations under Sections 3.1and 4.4.2.

2.1.2.                  Know-How.  Subject to the terms and conditions of this Agreement, PFIZER hereby grants to LICENSEE an exclusive (even as to PFIZER except as expressly provided in Section 2.3 or as necessary for PFIZER to carry out its obligations under Sections 3.1and 4.4.2), sublicensable (subject to Section 2.2), royalty-bearing right and license to use the Licensed Know-How to Use the Compounds and Products in the Field within the Territory.

2.1.3.                  Affiliates.  To the extent that any of the Licensed Technology is Controlled by an Affiliate of PFIZER, then promptly following the Effective Date, PFIZER shall procure that such Affiliate undertakes all necessary actions to give effect to the licenses granted under this Section.

2.2.                            Sublicense Rights.  LICENSEE may sublicense the rights granted to it by PFIZER under this Agreement (a) to any Third Party upon PFIZER’s prior written approval, which approval shall not be unreasonably withheld or delayed, or (b) to any of its Affiliates.  For the avoidance of doubt, it shall not be reasonable for Pfizer to withhold its consent to a sublicense merely because the proposed sublicensee is a competitor or potential competitor of Pfizer in any area, and the Parties anticipate that the only bases upon which Pfizer may reasonably withhold its consent to any proposed sublicensee are circumstances regarding the financial or other resources of the proposed sublicensee that would give rise to a bona fide concern over the ability of the proposed sublicensee to carry out its obligations hereunder, or circumstances that would give rise to a bona fide concern regarding the likelihood that the proposed sublicensee could reasonably be expected to fail to carry out its activities with respect to the Development or Commercialization of the Products in compliance with Applicable Laws, including the U.S Foreign Corrupt Practices Act of 1977 (as amended).  Any and all sublicenses shall be subject to the following requirements:

2.2.1.                  All sublicenses shall be subject to and consistent with the terms and conditions of this Agreement and shall: (a) preclude the assignment of such sublicense without the prior written approval of PFIZER, (b) include PFIZER as a third party beneficiary under the sublicense with the right to enforce the terms of such sublicense, and (c) preclude the granting of further sublicenses in contravention with the terms and conditions of this Agreement.  In no event shall any sublicense relieve LICENSEE of any of its obligations under this Agreement.

2.2.2.                  LICENSEE shall furnish to PFIZER a true and complete copy of each sublicense agreement and each amendment thereto, within thirty (30) days after the sublicense or amendment has been executed.

2.3.                            Retained Rights.  LICENSEE acknowledges and agrees that PFIZER retains the right to make, have made and use and have used the Licensed Technology for all internal research purposes, and LICENSEE hereby grants to PFIZER a worldwide, irrevocable, non-exclusive, fully paid up license (with the right to sublicense to any Affiliate without the need for LICENSEE’S consent) to such Licensed Technology solely for such internal research purposes, without the consent of LICENSEE.

2.4.                            Residuals.  PFIZER may use for any purpose the Residuals resulting from access to or work with the Compounds, Products and Licensed Know-How.  As used herein, “Residuals” means information in non-tangible form which may be retained by persons who have had access to the Compounds, Products and

Licensed Know-How, including ideas, concepts, know-how or techniques contained therein.

2.5.                            No Additional Rights.  Nothing in this Agreement shall be construed to confer any rights upon LICENSEE by implication, estoppel, or otherwise as to any active pharmaceutical ingredients, compounds, products, technology or Intellectual Property Rights of PFIZER or its Affiliates other than the rights under the Licensed Technology expressly granted herein.  For the avoidance of doubt, this Agreement does not exclude Pfizer from Using any active pharmaceutical ingredient, compound or product that may be contained in a Product, other than the Compounds.

3.                                      TRANSFER ACTIVITIES

3.1.                            Technology Transfer and Transition Services.  PFIZER shall use reasonable efforts to (a) transfer to LICENSEE the embodiments of the Licensed Technology set forth in Schedule B; and (b) perform the services set forth in Schedule B for the compensation or reimbursement, if any, provided for in Schedule B (where the activities under subsections (a) and (b) shall be collectively referred to as “Transfer Activities”).  PFIZER shall use reasonable efforts to perform the Transfer Activities and complete such Transfer Activities within the time periods specified in Schedule B.

4.                                      DEVELOPMENT, MANUFACTURING, REGULATORY AND COMMERCIALIZATION

4.1.                            Development.

4.1.1.                  LICENSEE shall itself, or through its Affiliates or sublicensees, use Commercially Reasonable Efforts to Develop Products in the Territory, and LICENSEE shall undertake all Development activities at its sole expense.  Without limiting the foregoing, in connection with its efforts to Develop Products, LICENSEE shall bear all responsibility and expense for filing Regulatory Filings in LICENSEE’s name and obtaining Regulatory Approval for Products.  LICENSEE’s Development activities will be undertaken in accordance with a Development plan (the “Development Plan”), the initial Development Plan being agreed to by the parties in writing as of the date hereof (the “Initial Development Plan”).  PFIZER acknowledges that (a) the Initial Development Plan has been based on the due diligence carried out by LICENSEE prior to the Effective Date, largely utilizing information furnished to LICENSEE by PFIZER; (b) such Initial Development Plan is predicated, in part, on clinical data that has not yet been generated; and (c) such Initial Development Plan is subject to revision from time to time to take into account, among other factors: safety or efficacy concerns, matters related to patent protection, or issues related to present or future marketability or profitability, including existing or anticipated competition, and that such revisions may include seeking

Regulatory Approval for different Indications than are contained in the Initial Development Plan.  Each Development Plan or amendment shall be treated by both Parties as a good faith statement of LICENSEE’s intentions for the Development of the Product, but such Development Plan shall not be deemed to be a contractual commitment by LICENSEE to undertake all of the efforts described in such Plan or to refrain from making adjustments to such Plan that, in LICENSEE’s reasonable judgment, are necessary in light of factors described in the preceding sentence.  LICENSEE shall provide to PFIZER reports regarding LICENSEE’s progress and future plans, including amendments to the Development Plan, every [**] months during the terms of this Agreement, and Pfizer will be provided with an opportunity to comment on all amendments to the Development Plan as well as all Development and Commercialization activities.  Such reports shall include information regarding LICENSEE’s activities with respect to the Milestone events described in Section 5.1.3(a) and, when available, information demonstrating whether or not such Milestone events have been achieved.

4.1.2.                  Notwithstanding the provisions of the foregoing Section 4.1.1, LICENSEE shall, at a minimum, use Commercially Reasonable Efforts to (a) execute the Development Plan; (b) find a formulation that addresses the pharmacokinetic variability of the current formulation of the existing Product (with such formulation activities to begin no later than December 31, 2012); and (c) conduct appropriate human studies designed to establish proof of mechanism of a Product (with such studies to be initiated no later than June 30, 2013), provided that LICENSEE shall not be in breach of this Section 4.1.2 if it fails to undertake the activities described in this Section 4.1.2 by the date specified in this Section 4.1.2 due to factors outside of LICENSEE’s reasonable control.

4.2.                            Commercialization.  LICENSEE shall itself, or through its Affiliates, sublicensees or Distributors, use Commercially Reasonable Efforts to Commercialize the Products throughout the Territory, it being understood that LICENSEE, in the exercise of such Commercially Reasonable Efforts, may determine to not Commercialize the Product in certain countries in the Territory.  LICENSEE shall undertake such activities at its sole expense and shall have sole decision-making authority with respect to such activities.

4.3.                            Regulatory and Pharmacovigilance.

4.3.1.                  Transfer of Regulatory Filings.  PFIZER shall transfer and assign to LICENSEE all existing Regulatory Filings in accordance with Schedule B and LICENSEE shall bear all costs and expenses payable to Third Parties in connection with such transfer and assignment.  LICENSEE shall use commercially reasonable efforts to seek Regulatory Approval for Products throughout the Territory, it being understood that LICENSEE, in the exercise of such Commercially Reasonable Efforts, may determine to not seek Regulatory Approval for Product in certain countries in the Territory.

4.3.2.                  Safety Reporting.  PFIZER shall submit PFIZER-generated safety reports for all Compounds to the relevant regulatory authorities until the effective date of the transfer of the applicable clinical trial sponsorship (including, any IND, clinical trial application (or “CTA”) or clinical trial notification (or “CTN”)) to LICENSEE.

4.3.3.                  Pharmacovigilance Agreement.  During the implementation of the Transition Plan, the safety units of each of the Parties shall discuss whether or not it may be necessary to put in place a written agreement for exchanging adverse event and other safety information relating to the Products prior to PFIZER’s transfer of the existing INDs to LICENSEE, and if they agree that such an agreement is necessary, they shall promptly meet and agree upon such an agreement (the “Pharmacovigilance Agreement”).  Such Pharmacovigilance Agreement shall ensure that adverse events and other safety information is exchanged upon terms that will permit each Party to comply with Applicable Laws and requirements of Regulatory Authorities.

4.3.4.                  Regulatory Cooperation.  In the event that one or more Regulatory Authorities contact PFIZER regarding an audit of any of the research and development done prior to the Effective Date, by, or under the direction of, PFIZER regarding the Compounds or the Products, PFIZER shall promptly notify LICENSEE and shall coordinate with LICENSEE and provide reasonable co-operation to furnish or provide access to such Regulatory Authority as may be required to comply with the audit so requested.

4.4.                            Manufacturing.  Subject to Section 2.3 and to the rights needed by Pfizer to manufacture Product as set forth in Section 4.4.2, LICENSEE shall have the sole right to manufacture, or have manufactured, Compounds and Products, and it shall be entitled to use, and to sublicense the manufacturing rights under the Licensed Patent Rights, for such purposes.  Except as provided below, LICENSEE shall be responsible for all aspects of manufacturing of the Compounds and Products.

4.4.1.                  Transfer of Inventory.  Promptly after the Effective Date, PFIZER shall transfer free of charge (except for transportation costs which shall be borne by LICENSEE) the quantities of Compounds and Products set forth in Schedule C hereto to LICENSEE.  PFIZER shall be permitted to retain any other quantities of the Compounds and Products for purposes of exercising the rights retained and the license granted to PFIZER under Section 2.3.

4.4.2.                  Additional Supply.  PFIZER shall manufacture and supply to LICENSEE: (a) [**][**]mg pills of Product containing [**] that meet the specifications for the pills previously used by PFIZER in clinical trials for such Product; and (b) [**] placebo pills for the pills described in clause (a).  Upon the delivery of such pills described in clauses (a) and (b) of the immediately preceding sentence, LICENSEE shall pay to PFIZER $[**].  PFIZER shall use its commercially reasonable efforts to ship such pills no later than September 30, 2012 and LICENSEE shall have no obligation to accept delivery of such pills shipped after September 30, 2012, provided that PFIZER is prepared to ship such pills after September 30, 2012, PFIZER shall so notify LICENSEE and LICENSEE shall notify PFIZER whether LICENSEE will accept delivery of such pills on a mutually agreeable date.  If LICENSEE notifies PFIZER that it will accept such delivery after September 30, 2012, LICENSEE shall pay for such pills as set forth above.

5.                                      PAYMENT TERMS

5.1.                            Payment Terms.

5.1.1.                  Upfront Payment.  In partial consideration of the licenses and rights granted to LICENSEE hereunder, LICENSEE shall pay to PFIZER one million five hundred thousand dollars ($1,500,000) on the Effective Date; Such payment shall be non-refundable and non-creditable.

5.1.2.                  Equity.  In partial consideration of the licenses and rights granted to LICENSEE hereunder, LICENSEE shall issue to PFIZER one hundred ninety-two thousand and twelve (192,012) shares of LICENSEE common stock on the Effective Date.  In connection with the issuance of such shares of LICENSEE common stock, on the Effective Date PFIZER and LICENSEE shall enter into the subscription agreement substantially in the form of Annex A attached hereto (the “Subscription Agreement”).

5.1.3.                  Milestone Payments.  LICENSEE shall notify PFIZER as soon as practicable upon (and in any event within [**] days after) achievement of each Milestone.  In further consideration of the licenses and rights granted to LICENSEE, within [**] days after achievement of each Milestone set forth below (unless otherwise specified below), LICENSEE shall pay to PFIZER the corresponding non-creditable and non-refundable milestone payment (each, a “Milestone Payment”).

(a)                                 Development Milestone.

DEVELOPMENT MILESTONE	MILESTONE PAYMENT
[**]	$	[**]
[**]	$	[**]

Notwithstanding the foregoing, if LICENSEE or its Affiliates or sublicensees achieve demonstration of at least [**], LICENSEE shall pay to PFIZER a single Milestone Payment of [**] dollars ($[**]) within [**] days after achievement of such Milestone in lieu of the Milestone Payments set forth in the table above. In addition, if LICENSEE or its Affiliates or sublicensees [**] milestone set forth above in this Section, regardless of results, but has not yet paid a total amount of [**] dollars ($[**]) pursuant to this Section 5.1.3(a), LICENSEE shall pay to PFIZER a Milestone Payment of [**] dollars ($[**]) minus any amount previously paid pursuant to this Section 5.1.3(a), such amount to be payable within [**] days after [**].

(b)                                 Regulatory Milestones.

REGULATORY MILESTONES	MILESTONE PAYMENT
[**]	$	[**]
[**]	$	[**]
[**]	$	[**]

The payments described in this Section 5.1.3(b) shall be due and payable within [**] days after achievement of the relevant milestones described above.

(c)                                  Sales Milestones

SALES MILESTONES	MILESTONE PAYMENT
[**]	$	[**]
[**]	$	[**]
[**]	$	[**]
[**]	$	[**]
[**]	$	[**]

For the avoidance of doubt, if annual aggregate Net Sales of Products reach any of the Net Sales thresholds specified in the table above for the first time at any time when any Milestone Payment corresponding to any lower amount of annual aggregate Net Sales of Products has not yet been paid, then all such unpaid Milestone Payments shall be paid at the same time.  For example, if annual aggregate Net Sales of Products exceed [**] dollars ($[**]) in a Calendar Year, and LICENSEE has not yet paid the Milestone Payment for the achievement of [**] dollars ($[**]) of annual aggregate Net Sales of Products, LICENSEE shall pay to PFIZER a total of [**] dollars ($[**]).  The milestones provided for in this Section 5.1.3(c) shall be due and payable within [**] days after the relevant aggregate Net Sales level is achieved, even if achieved prior to the end of the relevant Calendar Year.

(d)                                 For the avoidance of doubt: (i) each Milestone Payment shall be payable only once upon achievement of the applicable Milestone; and (ii) satisfaction of a Milestone by a sublicensee or assignee of, or Third Party retained by, LICENSEE or its Affiliates shall be deemed to have been satisfied by LICENSEE for purposes of this Section 5.1.3.

5.1.4.                  Royalty Payments.

(a)                                 In consideration of the licenses and rights granted to LICENSEE hereunder, LICENSEE shall pay to PFIZER, with respect to sales of the Products in the Territory during the applicable Royalty Term, an amount equal to:

(i)                                    [**] percent ([**]%) of Net Sales in a Calendar Year (or portion thereof) for the portion of annual aggregate Net Sales of the Products in the Territory (aggregated in all countries with respect to which the Royalty Term for such Products has not expired) below or equal to [**] dollars ($[**]); plus

(ii)                                [**] percent ([**]%) of Net Sales in a Calendar Year (or portion thereof) for the portion of annual aggregate Net Sales of the Products in the Territory (aggregated in all countries with respect to which the Royalty Term for such Products has not expired) greater than [**] dollars ($[**]) and less than or equal to [**] dollars ($[**]); plus

(iii)                            [**] percent ([**]%) of Net Sales in a Calendar Year (or portion thereof) for the portion of annual aggregate Net Sales of the Products in the Territory (aggregated in all countries with respect to which the Royalty Term for such Products has not expired) in excess of [**] dollars ($[**]).

LICENSEE shall pay such royalties to PFIZER within [**] days following the end of each Calendar Quarter after the date of the First Commercial Sale.

(b)                                 In the event that LICENSEE cannot Commercialize a particular Product in the form as it existed as of the Effective Date without infringing a Third Party’s Intellectual Property Rights (“Third Party IP”), and if LICENSEE pays a royalty to a Third Party for the right to Commericialize such Product under such Third Party IP (the “Third Party Payment”), then LICENSEE may credit [**] percent ([**]%) of such Third Party Payment for a given Calendar Quarter against the Royalties owed and payable on the Net Sales for the Product for such Calendar Quarter.  Notwithstanding the foregoing, in no event shall such credits reduce the Royalties payable to PFIZER to less than [**] percent ([**]%) of the Royalties owed for such Net Sales prior to the application of such credits.

(c)                                  All royalty payments made in accordance with Section 5.1.4(a) shall be accompanied by a report that includes reasonably detailed information regarding a total monthly sales calculation on a country-by-country basis of gross sales of Products, Net Sales of Products (detailing all Deductions) and all royalties payable to PFIZER for the applicable Calendar Quarter (including any foreign exchange rates used).  In addition, in order to enable PFIZER to prepare its quarterly and annual public disclosures regarding PFIZER’s results of operations, within [**] days after the end of each Calendar Quarter, LICENSEE shall deliver to PFIZER a good faith, preliminary estimate of the foregoing information, provided that PFIZER acknowledges that such information is an estimate only and may vary from the final report delivered pursuant to the preceding sentence.

5.1.5.                  Other Payments.  LICENSEE shall pay to PFIZER any other amounts due under this Agreement within [**] days following receipt of invoice.

5.1.6.                  Late Payments.  Any late payments shall bear interest, to the extent permitted by law, at five percent (5%) above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due.

5.2.                            Payment Method.

5.2.1.                  Currency.  With respect to Net Sales invoiced in U.S. dollars, the Net Sales and the amounts due for royalties under Section 5.1.4 will be expressed in U.S. dollars.  With respect to Net Sales invoiced in a currency other than U.S. dollars, payments will be calculated based on amounts converted to U.S. dollars using currency exchange rates for the

Calendar Quarter for which remittance is made for such royalties.  Conversion of Net Sales recorded in local currencies to U.S. dollars will be performed in a manner consistent with LICENSEE’s normal practices used to prepare its audited financial statements for external reporting purposes, provided that such practices use a widely accepted source of published exchange rates.

5.2.2.                  Method of Payment.  All payments from LICENSEE to PFIZER shall be made by wire transfer in U.S. Dollars to the credit of such bank account as may be designated by PFIZER in writing to LICENSEE.  Any payment which falls due on a date which is not a Business Day may be made on the next succeeding Business Day.

5.3.                            Taxes.

5.3.1.                  VAT. It is understood and agreed between the Parties that any payments made under this AGREEMENT are exclusive of any value added or similar tax (VAT), which shall be added thereon as applicable.

5.3.2.                  Withholding Taxes. If LICENSEE is required to make a payment to PFIZER subject to a deduction of tax or withholding tax, then (i) if such withholding or deduction obligation arises as a result of any action by LICENSEE, including but not limited to any assignment or sublicense, or any failure on the part of LICENSEE to comply with applicable tax laws or filing or record retention requirements, that has the effect of modifying the tax treatment of the parties hereto (a “LICENSEE Withholding Tax Action”), then the sum payable by LICENSEE (in respect of which such deduction or withholding is required to be made) shall be increased to the extent necessary to ensure that PFIZER receives a sum equal to the sum which it would have received had no such LICENSEE Withholding Tax Action occurred, (ii) otherwise, the sum payable by LICENSEE (in respect of which such deduction or withholding is required to be made) shall be made to PFIZER after deduction of the amount required to be so deducted or withheld, which deducted or withheld amount shall be remitted in accordance with applicable law.

5.3.3.                  Tax Cooperation.  To the extent LICENSEE is required to deduct and withhold taxes on any payments to PFIZER, LICENSEE shall pay the amounts of such taxes to the proper Governmental Authority in a timely manner and promptly transmit to PFIZER an official tax certificate or other evidence of such withholding sufficient to enable PFIZER to claim such payments of taxes.  PFIZER shall provide to LICENSEE any tax forms that may be reasonably necessary in order for LICENSEE not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty.  Each party shall provide the other with reasonable assistance to enable the recovery, as permitted by law, of withholding taxes, VAT, or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the party bearing such withholding tax or VAT.

5.3.4.                  Tax Forms.  The parties agree to cooperate and produce on a timely basis any tax forms or reports reasonably requested by the other Party in connection with any payment made by the LICENSEE to PFIZER under this Agreement.

6.                                      RECORDS; AUDIT RIGHTS

6.1.                            Relevant Records.

6.1.1.                  Relevant Records.  LICENSEE shall keep, and will cause each of its Affiliates or sublicensees, as applicable, to keep, accurate books and records of accounting for the purpose of calculating all payments due to  PFIZER under Section 5.1 (such payments, collectively the “Fees” and such books and records, collectively the “Relevant Records”).  For the [**] years following the end of the Calendar Year to which each will pertain, such Relevant Records will be kept by LICENSEE or such Affiliate or sublicensee at each of their principal place of business.

6.1.2.                  Audit Request.  At the request of PFIZER, LICENSEE shall, and, shall cause each of its Affiliates or sublicensees to, permit PFIZER and its representatives (including an independent auditor), at reasonable times and upon reasonable notice, to examine the Relevant Records.  Such examinations may not (a) be conducted for any Calendar Year more than [**] years after the end of such year; (b) be conducted more than [**] in any twelve (12) month period; or (c) be repeated for any Calendar Year.  Such audit shall be requested in writing at least [**] days in advance, and shall be conducted during LICENSEE’s normal business hours and otherwise in manner that minimizes any interference to LICENSEE’s business operations.

6.1.3.                  Audit Fees and Expenses.  PFIZER shall bear any and all fees and expenses incurred by it in connection with any such audit of the Relevant Records; provided, however, in the event an audit reveals an underpayment by LICENSEE of more than five percent (5%) as to the period subject to the audit, LICENSEE shall reimburse PFIZER for any reasonable and documented out-of-pocket costs and expenses of the audit within [**] days after receiving invoices thereof.

6.1.4.                  Payment of Deficiency.  If such audit or, if the Parties dispute the findings of such audit, an independent accounting firm as described below, concludes that additional payments were owed or that excess payments were made during such period, or if the Parties otherwise agree that additional payments were owed or that excess payments were made during such period, LICENSEE will pay the additional royalties or amounts with interest from the date originally due as provided in Section 5.1.6 or PFIZER will reimburse such excess payments without interest, within [**] days after the date on which a written report of such audit or the report of the final determination of such independent accounting firm is delivered to the Parties or on which the Parties reach such agreement, as the case may be.  In the event of a dispute regarding such Relevant Records, the Parties will work in good faith to resolve the disagreement.  If the Parties are unable to reach a mutually acceptable resolution of any such dispute within [**] days, such dispute will be resolved by submitting such dispute to an independent accounting firm mutually agreeable to both Parties, which firm shall render its decision within [**] days after submission of the dispute to such firm.  PFIZER shall treat all information subject to review under this Section 6.1 in accordance with the confidentiality provisions of Section 9 and the Parties will cause any auditor to enter into a reasonably acceptable confidentiality agreement with LICENSEE obligating such firm to retain all such financial information in confidence pursuant to such confidentiality agreement.

7.                                      INTELLECTUAL PROPERTY RIGHTS

7.1.                            Pre-existing IP.  Subject only to the rights expressly granted to the other Party under this Agreement, each Party shall retain all rights, title and interests in and to any Intellectual Property Rights that are owned, licensed or sublicensed by such Party prior to or independent of this Agreement.

7.2.                            Developed IP.  LICENSEE shall own all rights, title and interests in and to any Intellectual Property Rights that are both: (a) related to a Compound or Product; and (b) conceived solely by LICENSEE, its Affiliates or sublicensees following the Effective Date (collectively, “Developed IP”).

7.3.                            Patent Prosecution and Maintenance of Licensed Patent Rights.

7.3.1.                  Prosecution and Maintenance of Licensed Patent Rights.  LICENSEE shall be responsible for filing, prosecuting (including in connection with any reexaminations, oppositions and the like) and maintaining the Licensed Patent Rights in the Territory.  LICENSEE shall file, prosecute and maintain the Licensed Patent Rights using qualified outside patent counsel and foreign patent associates selected by LICENSEE, provided that LICENSEE identifies such counsel for PFIZER in advance and PFIZER consents to such counsel (such consent not to be unreasonably withheld or delayed).  LICENSEE shall be responsible for all costs and expenses in connection with such filing, prosecution and maintenance, provided that if LICENSEE provides PFIZER with a written request to abandon, or not file a patent application included in, any of the Licensed Patent Rights at least sixty (60) days in advance of the relevant deadline: (a) LICENSEE shall no longer be responsible for such costs and expenses relating to filing, prosecuting and maintaining (as applicable) such

Licensed Patent Right; (b) PFIZER may, or may allow a Third Party to, file, prosecute and maintain (in its sole discretion) such Licensed Patent Right; (c) upon PFIZER’s request, LICENSEE shall promptly provide all files related to filing, prosecuting and maintaining such Licensed Patent Right to counsel designated by PFIZER; and (d) the term “Licensed Patent Rights” automatically shall be modified to exclude such patent or patent application as of the date LICENSEE provides such written request to PFIZER.

7.3.2.                  Cooperation.  Upon the written request of PFIZER, LICENSEE shall provide PFIZER with material correspondence with the relevant patent offices pertaining to LICENSEE’s prosecution of the Licensed Patent Rights. On at least a yearly basis, and also upon written request, LICENSEE shall provide to Pfizer  a report detailing the status of all Licensed Patent Rights, including any patent term extensions, and the anticipated expiration dates of any issued patents.  Upon the written request of PFIZER, LICENSEE shall provide PFIZER a reasonable opportunity to review and comment on proposed material submissions to any patent office with respect to the Licensed Patent Rights prior to submission and LICENSEE shall reasonably consider any comments provided by PFIZER.

8.                                      ACTUAL OR THREATENED INFRINGEMENT, DISCLOSURE OR MISAPPROPRIATION.

8.1.                            Notification.  Each Party shall promptly notify the other Party in writing of its becoming aware of (a) any actual or threatened infringement, misappropriation or other violation or challenge to the validity, scope or enforceability by a Third Party of any Licensed Technology (“Third Party Infringement”); or (b) initiation by a Third Party of an opposition proceeding against any Licensed Patent Rights, or initiation by LICENSEE of an opposition against a Third Party or any allegation by a Third Party that Intellectual Property Rights owned by it is infringed, misappropriated or violated by the Development, Commercialization or Use of any Compound or Product (“Defense Action”).

8.2.                            Third Party Infringements.

8.2.1.                  LICENSEE Right to Enforce.  LICENSEE shall have the first right (but not the obligation), at its own expense, to control enforcement of the Licensed Technology against any Third Party Infringement.  Prior to commencing involvement in any such suit, action or proceeding, LICENSEE shall consult with PFIZER and shall consider PFIZER’s recommendations regarding the proposed suit, action or proceeding, except to the extent delay would result in the loss of rights by LICENSEE or PFIZER.  LICENSEE shall give PFIZER timely notice of any proposed settlement of any such suit, action or proceeding that LICENSEE controls and LICENSEE shall not settle, stipulate to any facts or make any admission with respect to any Third Party Infringement without PFIZER’s prior written consent (not to be unreasonably withheld or delayed) if such settlement, stipulation or admission would: (a) adversely affect the validity, enforceability or scope, or admit non-infringement, of any of the Licensed Technology; (b) give rise to liability of PFIZER or its Affiliates; (c) grant to a Third Party a license or covenant not to sue under, or with respect to, any Intellectual Property controlled by Pfizer (including the Licensed Technology); or (d) otherwise impair PFIZER’s, any of its Affiliates’ rights in any Licensed Technology or PFIZER’s or any of its Affiliates’ rights in this Agreement.

8.2.2.                  PFIZER Right to Enforce. PFIZER shall have the right (but not the obligation) to control, enforcement of the Licensed Technology against any Third Party Infringement if LICENSEE provides PFIZER with written notice that it is not exercising its right to control such enforcement or if such Third Party does not desist such Third Party Infringement or LICENSEE fails to initiate, or file the relevant response to (as applicable), a suit, action or proceeding with respect to such Third Party Infringement upon the earlier of: (a) expiration of the ninety (90) day period following first receipt by either Party of notice from the other Party of such Third Party Infringement; or (b) fifteen (15) days prior to the deadline for filing, or filing the applicable response to (as applicable), such suit, action or proceeding (including suits, actions or proceedings based on a Third Party’s filing of a Paragraph IV Certification under 21 CFR §314.94(a)(12)(i)(A)(4)).

8.2.3.                  Cooperation. Notwithstanding anything to the contrary herein, the Party that is not controlling the suit, action or proceeding pertaining to enforcement of the Licensed Technology against Third Party Infringement as described in this Section 8.2 may, at its sole discretion and expense (subject to Section 8.3), join as a party to such suit, action or proceeding, provided that such Party shall join as a party to such suit, action or proceeding upon the reasonable request and expense of the Party controlling such action if necessary for standing purposes.  The Party that is not controlling such a suit, action or proceeding shall have the right to be represented by counsel (which shall act in an advisory capacity only, except for matters solely directed to such Party) of its own choice and at its own expense (subject to Section 8.3) in any such suit, action or proceeding.

8.2.4.                  Recoveries. Any and all recoveries resulting from a suit, action or proceeding relating to a claim of Third Party Infringement shall first be applied to reimburse each Party’s costs and expenses in connection with such suit, action or proceeding (such recoveries to be applied pro rata in accordance with the costs and expenses incurred by each Party, in the event that the amount of such recoveries is less than the total amount of all such costs and expenses), with any remaining recoveries retained by the

Party that controlled such suit, action or proceeding pursuant to this Section 8.2 (the “Remaining Recoveries”).  Notwithstanding the foregoing, LICENSEE shall pay PFIZER royalties in accordance with Section 5.1.4(a) on the Remaining Recoveries retained or received by LICENSEE as if such Remaining Recoveries retained or received by LICENSEE were Net Sales in the Calendar Quarter in which such Remaining Recoveries were retained or received, and such Remaining Recoveries retained or received by LICENSEE shall be included in determining the level of Net Sales for purposes of Section 5.1.3(c).

8.3.                            Defense Actions. Upon LICENSEE’s request, PFIZER shall reasonably cooperate with LICENSEE, to the extent necessary to defend LICENSEE or any sublicensee of LICENSEE in a Defense Action related to LICENSEE’s or its Affiliates or sublicensee’s Development, Commercialization or Use of any Compound or Product (in accordance with Section 2).  LICENSEE shall have all authority with respect to any Defense Action, including the right to exclusive control of the defense of any such suit, action or proceeding and the exclusive right to compromise, litigate, settle or otherwise dispose of any such suit, action, or proceeding, provided that LICENSEE shall keep PFIZER timely informed of the proceedings and filings, and provide PFIZER with copies of all material communications, pertaining to each Defense Action and LICENSEE shall not settle, stipulate to any facts or make any admission with respect to any Defense Action without PFIZER’s prior written consent (not to be unreasonably withheld or delayed) if such settlement, stipulation or admission would (a) adversely affect the validity, enforceability or scope, or admit infringement, of any of the Licensed Technology; (b) give rise to liability of PFIZER or its Affiliates; (c) grant to a Third Party a license or covenant not to sue under, or with respect to, any Intellectual Property controlled by Pfizer (including the Licensed Technology); or (d) otherwise impair PFIZER’ or any of its Affiliates’ rights in any Licensed Technology or PFIZER’s or any of its Affiliates’ rights in this Agreement.

9.                                      CONFIDENTIALITY

9.1.                            Definition.  “Confidential Information” means the terms and provisions of this Agreement and other proprietary information and data of a financial, commercial or technical nature that the disclosing Party or any of its Affiliates has supplied or otherwise made available to the other Party or its Affiliates, which are disclosed in writing or orally.  All Licensed Know-How shall be considered PFIZER’s Confidential Information.

9.2.                            Obligations.  During the term of this Agreement and for [**] years thereafter, the receiving Party will (a) protect all Confidential Information of the disclosing Party against unauthorized disclosure to Third Parties and (b) not use or disclose the Confidential Information of the disclosing Party, except as permitted by or in furtherance of exercising rights or carrying out obligations hereunder or for internal legal, accounting or finance purposes.  The receiving Party shall treat all Confidential Information provided by the disclosing Party with the same degree of care as the receiving Party uses for its own similar information, but in no event less than a reasonable degree of care.  The receiving Party may disclose the Confidential Information to its Affiliates, and their respective directors, officers, employees, subcontractors, sublicensees, consultants, attorneys, accountants, banks and investors (collectively, “Recipients”) who have a need-to-know such information for purposes related to this Agreement, provided that the receiving Party shall hold such Recipients to written obligations of confidentiality with terms and conditions at least as restrictive as those set forth in this Agreement.

9.3.                            Exceptions to Confidentiality. The obligations under this Section 9 shall not apply to any information to the extent the receiving Party can demonstrate by competent evidence that such information:

(a)                                 is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the receiving Party or any Recipients to whom it disclosed such information;

(b)                                 was known to, or was otherwise in the possession of, the receiving Party prior to the time of disclosure by the disclosing Party;

(c)                                  is disclosed to the receiving Party on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party; or

(d)                                 is independently developed by or on behalf of the receiving Party or any of its Affiliates, as evidenced by its written records, without use or access to the Confidential Information.

9.4.                            Permitted Disclosures.

9.4.1.                  Compliance with Law.  The restrictions set forth in this Section 9 shall not apply to any Confidential Information that the receiving Party is required to disclose under Applicable Laws or a court order or other governmental order or to enforce any Licensed Patent Rights under Section 8, provided that the receiving Party: (a) provides the disclosing Party with prompt notice of such disclosure requirement if legally permitted; (b) affords the disclosing Party an opportunity to oppose or limit, or secure confidential treatment for such required disclosure; and (c) if the disclosing Party is unsuccessful in its efforts pursuant to subsection (b), discloses only that portion of the Confidential Information that the receiving Party is legally required to disclose as advised by the receiving Party’s legal counsel.

9.4.2.                  PFIZER Permitted Disclosures.  Notwithstanding the restrictions set forth in this Section 9, in the event that PFIZER wishes to assign, pledge or otherwise transfer its rights to receive some or all of the Fees payable hereunder, PFIZER may disclose to a Third Party Confidential

Information of LICENSEE in connection with any such proposed assignment, provided that PFIZER shall hold such Third Parties to written obligations of confidentiality with terms and conditions at least as restrictive as those set forth in this Agreement.

9.4.3.                  LICENSEE Permitted Disclosures.  Notwithstanding the restrictions set forth in this Section 9, in the event that LICENSEE wishes to enter into a sublicense in accordance with Section 2.2, LICENSEE may disclose to a Third Party Confidential Information of PFIZER relating to the Products or Compounds in connection with any such proposed sublicense, provided that LICENSEE shall hold such Third Parties to written obligations of confidentiality with terms and conditions at least as restrictive as those set forth in this Agreement.

9.4.4.                  Disclosure of Agreement Terms.  Notwithstanding the restrictions set forth in this Section 9, a Party may, without the prior consent of the other Party, disclose the terms and provisions of this Agreement to any Third Party that (a) is performing diligence in connection with any permitted Change of Control or similar transaction, (b) is an underwriter or placement agent or its counsel in connection with any offering by LICENSEE, or (c) is a permitted sublicensee under this Agreement or a permitted assignee of this Agreement, provided that such Party shall hold such Third Party to written obligations of confidentiality with terms and conditions at least as restrictive as those set forth in this Agreement.

9.5.                            Right to Injunctive Relief.  Each Party agrees that breaches of this Section 9 may cause irreparable harm to the other Party and shall entitle such other Party, in addition to any other remedies available to it (subject to the terms of this Agreement), the right to seek injunctive relief enjoining such action.

9.6.                            Ongoing Obligation for Confidentiality.  Upon expiration or termination of this Agreement, the receiving Party shall, and shall cause its Recipients to, destroy, delete or return (as requested by the disclosing Party) any Confidential Information of the disclosing Party, except for one copy which may be retained in its confidential files for archive purposes.

10.                               REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1.                     Representations and Warranties by Each Party.  Each Party represents and warrants to the other Party as of the Effective Date that:

(a)                                 it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

(b)                                 it has full corporate power and authority to execute, deliver, and perform under this Agreement, and has taken all corporate action required by Applicable Laws and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

(c)                                  this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms;

(d)                                 all consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained; and

(e)                                  the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and shall not: (i) conflict with or result in a breach of any provision of its organizational documents; (ii) result in a breach of any agreement to which it is a party that would impair the performance of its obligations hereunder; or (iii) violate any Applicable Laws.

10.2.                     Representations and Warranties by PFIZER.

10.2.1.           PFIZER represents and warrants to LICENSEE as of the Effective Date that:

(a)                                 PFIZER Controls the Licensed Patent Rights and the Licensed Know-How, and is entitled to grant the licenses specified herein;

(b)                                 PFIZER has not granted to any Third Party any rights or licenses under any of the Licensed Patent Rights or Licensed Know-How that would conflict with the licenses granted to LICENSEE hereunder;

(c)                                  to its Knowledge, PFIZER does not Control any patents other than those listed on Schedule A, a license to which is necessary to practice the license granted herein

(d)                                 PFIZER is not subject to any royalty or similar payment obligation to any Third Party with respect to the grant of rights to PFIZER to practice the Licensed Technology;

(e)                                  to its Knowledge, PFIZER has not received any written notice from a Third Party alleging that the Use of the Compounds or Product in the Field within the Territory infringes, misappropriates or otherwise violates the Intellectual Property Rights of a Third Party; and

(f)                                   to its Knowledge, there is no claim pending or threatened by PFIZER alleging that a Third Party is or was infringing,

misappropriating or otherwise violating the Licensed Technology in the Field within the Territory.

As used in Section 10.2.1, “Knowledge” means first hand and actual knowledge of the officers of PFIZER and is not meant to require or imply that any particular inquiry or investigation has been undertaken including, without limitation, obtaining any type of search (independent of that performed by the actual governmental authority during the normal course of patent prosecution, as applicable, in a jurisdiction) or opinion of counsel.

10.3.                     Covenants and Representations and Warranties by LICENSEE.

10.3.1.           LICENSEE represents and warrants as of the Effective Date and covenants thereafter to PFIZER that:

(a)                                 it shall, and shall ensure all Third Parties that it engages, comply with all Applicable Laws with respect to the performance of its obligations hereunder;

(b)                                 without limiting the generality of Section 10.3(a), LICENSEE shall comply with the U.S. Foreign Corrupt Practices Act of 1977 (as modified or amended);

(c)                                  it has not and will not directly or indirectly offer or pay, or authorize such offer or payment of, any money, or transfer anything of value, to improperly seek to influence any Government Official; and

(d)                                 if LICENSEE is itself a Government Official, LICENSEE represents warrants and covenants that it has not accepted, and will not accept in the future, such a payment or transfer.

As used in this Section 10.3.1, “Government Official” means: (i) any elected or appointed government official (e.g., a member of a ministry of health); (ii) any employee or person acting for or on behalf of a government official, agency, or enterprise performing a governmental function; (iii) any political party officer, employee, or person acting for or on behalf of a political party or candidate for public office; (iv) an employee or person acting for or on behalf of a public international organization; or (v) any person otherwise categorized as a government official under local law.  “Government” is meant to include all levels and subdivisions of non-U.S. governments (i.e., local, regional, or national and administrative, legislative, or executive).

10.4.                     No Other Warranties.  EXCEPT AS EXPRESSLY STATED IN THIS SECTION 10, NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR

IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF TITLE, NON-INFRINGEMENT, VALIDITY, ENFORCEABILITY, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.  ANY INFORMATION PROVIDED BY PFIZER OR ITS AFFILIATES IS MADE AVAILABLE ON AN “AS IS” BASIS WITHOUT WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS OR REGULATIONS OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.

11.                               INDEMNIFICATION

11.1.                     Indemnification by LICENSEE.  LICENSEE agrees to indemnify, hold harmless and defend PFIZER and its Affiliates, and their respective officers, directors and employees (collectively, “PFIZER Indemnitees”), from and against any Claims arising or resulting from: (a) the Development of a Product by, on behalf of or under grant of rights from LICENSEE, its Affiliates, subcontractors or sublicensees; (b) the Commercialization of a Product by, on behalf of or under grant of rights from LICENSEE, its Affiliates, subcontractors or sublicensees; (c) the gross negligence or wrongful intentional acts or omissions of LICENSEE, its Affiliates, subcontractors or sublicensees in connection with this Agreement; (d) breach by LICENSEE of any representation, warranty or covenant as set forth in this Agreement; or (e) breach by LICENSEE of the scope of the license set forth in Section 2.1.  As used herein, “Claims” means collectively, any and all Third Party demands, claims, actions and proceedings (whether criminal or civil, in contract, tort or otherwise) for losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees).

11.2.                     Indemnification by PFIZER. PFIZER agrees to indemnify, hold harmless and defend LICENSEE and its Affiliates and their respective officers, directors and employees (collectively, “LICENSEE Indemnitees”), from and against any Claims arising or resulting from: (a) the Development and other Use of Compounds and Products by, on behalf of or under grant of rights from PFIZER, its Affiliates, subcontractors or sublicensees prior to the Effective Date; (b) the gross negligence or wrongful intentional acts or omissions of PFIZER, its Affiliates, or subcontractors in connection with this Agreement; or (c) breach by PFIZER of any representation, warranty, obligation or covenant as set forth in this Agreement.

11.3.                     Indemnification Procedure.  In connection with any Claim for which a Party (the “Indemnified Party”) seeks indemnification from the other Party (the “Indemnifying Party”) pursuant to this Agreement, the Indemnified Party shall: (a) give the Indemnifying Party prompt written notice of the Claim; provided, however, that failure to provide such notice shall not relieve the Indemnifying Party from its liability or obligation hereunder, except to the extent of any material prejudice as a direct result of such failure; (b) cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in connection with the defense and settlement of the Claim; and (c) permit the Indemnifying Party to control the defense and settlement of the Claim; provided, however, that the Indemnifying Party may not settle the Claim without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld or delayed, in the event such settlement materially adversely impacts the Indemnified Party’s rights or obligations.  Further, the Indemnified Party shall have the right to participate (but not control) and be represented in any suit or action by advisory counsel of its selection and at its own expense.

12.                               LIMITATION OF LIABILITY

12.1.                     Consequential Damages Waiver.  EXCEPT FOR A BREACH OF SECTION 9 OR OBLIGATIONS ARISING UNDER SECTION 11, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT OR CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES, INCLUDING DAMAGES FOR LOST PROFITS OR LOST REVENUES REGARDLESS OF WHETHER IT HAS BEEN INFORMED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OR THE TYPE OF CLAIM, CONTRACT OR TORT (INCLUDING NEGLIGENCE).

12.2.                     Limitations on Claims for Certain Representations and Warranties.  Any claim or cause of action for breach by PFIZER of any of the representations and warranties set forth in Section 10.2.1 (whether based on the indemnification set forth herein, breach of contract, or otherwise) must be made, if at all, by delivery by LICENSEE of notice in writing to PFIZER or through the commencement by LICENSEE of a legal proceeding against PFIZER in a court of competent jurisdiction on or prior to the second anniversary of the Effective Date.

12.3.                     Liability Cap.  Except for PFIZER’s breach of Section 9, IN NO EVENT SHALL PFIZER’S LIABILITY FOR INDEMNIFICATION OR DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE SUBSCRIPTION AGREEMENT EXCEED THE CAP, REGARDLESS OF WHETHER PFIZER HAS BEEN INFORMED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES OR THE TYPE OF CLAIM, CONTRACT OR TORT (INCLUDING NEGLIGENCE).  “Cap” means the total Fees paid by LICENSEE to PFIZER during the twelve (12) months immediately preceding the event giving rise to the claim.

13.                               TERM; TERMINATION

13.1.                     Term.  The term of this Agreement shall commence as of the Effective Date and, unless earlier terminated as expressly provided herein, shall expire upon the last-to-expire Royalty Term.

13.2.                     Termination for Cause.  Each Party shall have the right, without prejudice to any other remedies available to it at law or in equity, to terminate this Agreement in the event the other Party breaches any of its material obligations hereunder or under the Subscription Agreement and fails to cure such breach within sixty (60) days of receiving notice thereof; provided, however, that if such breach is capable of being cured, but cannot be cured within such sixty (60) day period, and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable to cure such breach, but in no event will such additional period exceed sixty (60) days.  Any termination by a Party under this Section 13.2 shall be without prejudice to any damages or other legal or equitable remedies to which it may be entitled from the other Party.  For the avoidance of doubt, LICENSEE’s failure to use Commercially Reasonable Efforts to Develop and Commercialize the Product shall constitute a material breach by LICENSEE under this Agreement.

13.3.                     Termination by LICENSEE.  LICENSEE may, provided that LICENSEE is not then in material breach of this Agreement, terminate this Agreement at will on a Product-by-Product and country-by-country basis, or in its entirety, in its sole discretion, on not less than ninety (90) days prior written notice to PFIZER.

13.4.                     Termination for a Bankruptcy Event.  Each Party shall have the right to terminate this Agreement in the event of a Bankruptcy Event with respect to the other Party.  “Bankruptcy Event” means the occurrence of any of the following: (a) the institution of any bankruptcy, receivership, insolvency, reorganization or other similar proceedings by or against a Party under any bankruptcy, insolvency, or other similar law now or hereinafter in effect, including any section or chapter of the United States Bankruptcy Code, as amended or under any similar laws or statutes of the United States or any state thereof (the “Bankruptcy Code”), where in the case of involuntary proceedings such proceedings have not been dismissed or discharged within ninety (90) days after they are instituted; (b) the insolvency or making of an assignment for the benefit of creditors or the admittance by a Party of any involuntary debts as they mature; (c) the institution of any reorganization, arrangement or other readjustment of debt plan of a Party not involving the Bankruptcy Code; (d) appointment of a receiver for all or substantially all of a Party’s assets; or (e) any corporate action taken by the board of directors of a Party in furtherance of any of the foregoing actions.

13.5.                     Effect of Termination or Expiration.

13.5.1.           Upon termination or expiration of this Agreement, LICENSEE shall pay to PFIZER all Fees or other amounts due to PFIZER as of the effective date of termination or expiration within [**] days following the effective date of termination or expiration.

13.5.2.           Upon expiration of this Agreement pursuant to Section 13.1 (but not upon termination of this Agreement pursuant to any other Section of this Agreement), PFIZER hereby grants to LICENSEE a royalty-free right and license to Use the Licensed Know-How to Use Compounds and Products within the Territory.

13.5.3.           Subject to Section 13.5.5(e), upon termination of this Agreement, LICENSEE shall have the right to sell its remaining inventory of Products following the termination of this Agreement so long as LICENSEE has fully paid, and continues to fully pay when due, any and all Fees owed to PFIZER, and LICENSEE otherwise is not in material breach of this Agreement.

13.5.4.           A termination of this Agreement will not automatically terminate any sublicense granted by LICENSEE pursuant to Section 2.2 with respect to a Third Party, provided that (a) such sublicensee is not then in breach of any provision of this Agreement or the applicable sublicense agreement; (b) PFIZER will have the right to step into the role of LICENSEE as sublicensor, with all the rights that LICENSEE had under such sublicense prior to termination of this Agreement (including the right to receive any payments to LICENSEE by such sublicensee that accrue from and after the date of the termination of this Agreement); and (c) PFIZER will only have those obligations to such sublicensee as PFIZER had to LICENSEE hereunder.  LICENSEE shall include in any sublicense agreement a provision in which said sublicensee acknowledges its obligations to PFIZER hereunder and the rights of PFIZER to terminate this Agreement with respect to any sublicensee for material breaches of this Agreement by such sublicensee.

13.5.5.           Upon termination of this Agreement:

(a)                                 LICENSEE hereby grants to PFIZER a non-exclusive, fully paid-up, royalty-free, worldwide, transferable, perpetual and irrevocable license, with the right to sublicense, to Use any and all Developed IP for the Development and Commercialization of the Products;

(b)                                 to the extent permitted by applicable Regulatory Authorities, LICENSEE shall: (i) transfer to PFIZER all Regulatory Filings and Regulatory Approvals held by LICENSEE with respect to the Product; and (ii) to the extent subsection (i) is not permitted by the applicable Regulatory Authority, permit PFIZER to cross-reference and rely upon any Regulatory Approvals and Regulatory Filings filed by LICENSEE with respect to the Product;

(c)                                  LICENSEE, if requested in writing by PFIZER, shall provide any and all (i) material correspondence with the relevant patent offices pertaining to the LICENSEE’s prosecution of the Licensed Patent Rights to the extent not previously provided to PFIZER during the course of the Agreement and (ii) a report detailing the status of all Licensed Patent Rights at the time of termination or expiration;

(d)                                 effective as of the date of termination, LICENSEE hereby grants to PFIZER a fully paid-up, royalty-free, worldwide, transferable,

sublicensable, perpetual and irrevocable license to use the Trademarks Controlled by LICENSEE solely identifying a Product for the purpose of Commercializing the Products; and

(e)                                  LICENSEE will responsibly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices, any on-going clinical studies of Products for which it has responsibility hereunder in which patient dosing has commenced or, if reasonably practicable and requested by PFIZER, allow PFIZER or its Affiliates or a Third Party that is designated in writing by PFIZER (“Designated Affiliate/Third Party”) to complete such trials (and then assign all related Regulatory Filings, Regulatory Approvals, and investigator and other agreements relating to such studies).  LICENSEE shall be responsible for any Development costs associated with such wind-down.  PFIZER shall pay all Development Costs incurred by either Party to complete such studies should PFIZER request that such studies be completed.  During any such winding down of ongoing trials, LICENSEE shall provide such knowledge transfer and other training to PFIZER or its Designated Affiliate/Third Party as reasonably necessary for PFIZER or the Designated Affiliate/Third Party to continue such trial.  In connection with such transfer, LICENSEE shall, at PFIZER’s option: (i) transfer to PFIZER or the Designated Affiliate/Third Party all Products at the cost paid by LICENSEE to manufacture such Product; (ii) transfer to PFIZER or the Designated Affiliate/Third Party all LICENSEE Inventory owned by LICENSEE at the cost paid by LICENSEE for such LICENSEE Inventory; and (iii) assign to PFIZER or the Designated Affiliate/Third Party any agreements with Third Parties with respect to the Development or Commercialization of the Product.  As used herein, “LICENSEE Inventory” means all components and works in process produced or held by LICENSEE with respect to the manufacture of Products.

13.6.                     Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing hereunder prior to such expiration or termination.  Without limiting the foregoing, the provisions of Sections 5.1.6, 5.2, 5.3, 6, 7.1, 7.2, 9, 11, 12, 13.5, 14.1.2, 15, 16, 17.3 and 17.8 shall survive expiration or termination of this Agreement.

14.                               PUBLICITY AND PUBLICATIONS

14.1.                     Publicity and Publications.

14.1.1.           Use of Trademarks.  Subject to PFIZER’s rights pursuant to Section 13.5.5(d), neither Party (nor any of its Affiliates or agents) shall use the Trademarks of the other Party or its Affiliates in any press release, publication or other form of promotional disclosure without the prior written consent of the other Party in each instance.

14.1.2.           Public Statements.  Except as expressly set forth herein, each Party agrees not to issue any press release or other public statement or any information relating to this Agreement, whether written, electronic, oral or otherwise, disclosing the existence of this Agreement or the terms hereof or any other information relating to this Agreement without the prior written consent of the other Party; provided, however, that neither Party will be prevented from complying with any duty of disclosure it may have pursuant to Applicable Laws or the rules of any recognized stock exchange, including disclosure of the terms of this Agreement, so long as the disclosing Party provides the other Party at least ten (10) Business Days prior written notice to the extent practicable and only discloses information to the extent required by Applicable Law or the rules of any recognized stock exchange.

14.1.3.           Publications.  LICENSEE acknowledges that PFIZER personnel may desire to publish in scientific journals or present at scientific conferences scientific, pre-clinical or clinical data derived from research and development related to the Compounds and Products that was conducted by PFIZER or its Affiliates prior to the Effective Date or after the Effective Date pursuant to Section 2.3.  Accordingly, no such publication will be submitted and no such presentation shall be made unless a written copy of such proposed publication or presentation is submitted to LICENSEE no later than thirty (30) days before submission for publication or presentation. LICENSEE shall provide its comments with respect to such publications and presentations within fifteen (15) days after its receipt of such written copy from PFIZER.  PFIZER shall consider in good faith all comments made by LICENSEE, including limitations on disclosure of Pfizer confidential information requested by LICENSEE consistent with what Pfizer would consider normal procedure for its own development compounds.  LICENSEE and PFIZER will each comply with standard academic practice regarding authorship of scientific publications and recognition of contribution of other parties in any publication.

15.                               LICENSEE INSURANCE

15.1.                     Insurance Requirements.  LICENSEE shall maintain during the term of this Agreement and until the later of: (a) three (3) years after termination or expiration of this Agreement, or (b) the date that all statutes of limitation covering claims or suits that may be instituted for personal injury based on the sale or use of the Products have expired, commercial general liability insurance from a minimum “A-” AM Bests rated insurance company or insurer reasonably acceptable to PFIZER, including contractual liability and product liability or clinical trials, if applicable, with coverage limits of not less than [**] US dollars ($[**]) per occurrence and [**] US dollars ($[**]) in the aggregate.  LICENSEE has the right to provide the total limits required by any combination of primary and umbrella/excess coverage.  The minimum level of insurance set forth herein shall not be construed to create a limit on LICENSEE’s liability hereunder.  Such policies shall name PFIZER and its Affiliates as additional insured and provide a waiver of subrogation in favor of PFIZER and its Affiliates.  Such insurance policies shall be primary and non-contributing with respect to any other similar insurance policies available to PFIZER or its Affiliates.  Any deductibles for such insurance shall be assumed by LICENSEE.

15.2.                     Policy Notification.  LICENSEE shall provide PFIZER with original certificates of insurance (which may be done through the submission of an electronic copy of such certificate) evidencing such insurance: (a) promptly following execution by both Parties of this Agreement; and (b) prior to expiration of any one coverage.  PFIZER shall be given at least thirty (30) days written notice prior to cancellation, termination or any change to restrict the coverage or reduce the limits afforded.

16.                               DISPUTE RESOLUTION

16.1.                     General.  Promptly after the written request of either Party, each of the Parties shall appoint a designated representative to meet in person or by telephone to attempt in good faith to resolve any dispute that arises under this Agreement.  If the designated representatives do not resolve the dispute within [**] days of such request, then a senior executive of each Party shall meet in person or by telephone to review and attempt to resolve the dispute in good faith. The executive officers shall have [**] days to attempt to resolve the dispute.  If the executive officers cannot resolve such dispute within such period of time, then either Party may commence litigation with respect to such matter.  If a Party’s legal rights would be adversely affected as a result of the passage of time that would occur by participating in the dispute resolution mechanism set forth above, including the effect of applicable statutes of limitations or time-based defenses (such as estoppels or laches), such Party may commence litigation prior to or during the course of such dispute resolution mechanism.

16.2.                     Injunctive Relief.  Notwithstanding the foregoing, in the event of an actual or threatened breach hereunder, the aggrieved Party may seek equitable relief (including restraining orders, specific performance or other injunctive relief) in any court or other forum, without first submitting to the dispute resolution procedures set forth in Section 16.1.

17.                               GENERAL PROVISIONS

17.1.                     Assignment.  LICENSEE may not assign its rights and obligations under this Agreement without PFIZER’s prior written consent, except that: (a) LICENSEE may assign its rights and obligations under this Agreement in whole or in part to one or more of its Affiliates without the consent of PFIZER; and (b) LICENSEE may assign this Agreement in the event of a Change in Control.  As used herein,

“Change in Control” means the acquisition of LICENSEE or its ultimate parent company by a Third Party or the sale of all or substantially all of LICENSEE’s business to which this Agreement relates.  LICENSEE shall provide PFIZER with prompt written notice of any such assignment.  Any permitted assignee pursuant to clause (b) above shall assume all obligations of its assignor under this Agreement, and no permitted assignment shall relieve the assignor of liability for its obligations hereunder.  Any attempted assignment in contravention of the foregoing shall be void.  PFIZER may assign its rights and obligations under this Agreement in whole or in part without LICENSEE’s consent.

17.2.                     Severability.  Should one or more of the provisions of this Agreement become void or unenforceable as a matter of law, then such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement, and the Parties agree to substitute a valid and enforceable provision therefor which, as nearly as possible, achieves the desired economic effect and mutual understanding of the Parties under this Agreement.

17.3.                     Governing Law; Exclusive Jurisdiction.

17.3.1.           Governing Law.  This Agreement shall be governed by and construed under the laws in effect in the State of New York, US, without giving effect to any conflicts of laws provision thereof or of any other jurisdiction that would produce a contrary result.

17.3.2.           Jurisdiction.  Each Party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York or the United States District Court for the Southern District of New York for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise.  Notwithstanding the foregoing, application may be made to any court of competent jurisdiction with respect to the enforcement of any judgment or award.

17.4.                     Force Majeure.  Except with respect to delays or nonperformance caused by the negligent or intentional act or omission of a Party, any delay or nonperformance by such Party (other than payment obligations under this Agreement) will not be considered a breach of this Agreement to the extent such delay or nonperformance is caused by acts of God, natural disasters, acts of the government or civil or military authority, fire, floods, epidemics, quarantine, energy crises, war or riots or other similar cause outside of the reasonable control of such Party (each, a “Force Majeure Event”), provided that the Party affected by such Force Majeure Event will promptly begin or resume performance as soon as reasonably practicable after the event has abated.  If the Force Majeure Event prevents a Party from performing any of its obligations under this Agreement for one hundred eighty (180) days or more, then the other Party may terminate this Agreement immediately upon written notice to the non-performing Party.

17.5.                     Waivers and Amendments.  The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party.  No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver.  No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

17.6.                     Relationship of the Parties.  Nothing contained in this Agreement shall be deemed to constitute a partnership, joint venture, or legal entity of any type between PFIZER and LICENSEE, or to constitute one Party as the agent of the other.  Moreover, each Party agrees not to construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes.  Each Party shall act solely as an independent contractor, and nothing in this Agreement shall be construed to give any Party the power or authority to act for, bind, or commit the other Party.

17.7.                     Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

17.8.                     Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) sent by fax (with written confirmation of receipt), provided that a copy is sent by an internationally recognized overnight delivery service (receipt requested); or (c) when received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and fax numbers set forth below (or to such other addresses and fax numbers as a Party may designate by written notice):

If to PFIZER:

PFIZER INC.

235 East 42nd Street

New York, NY 10017

Fax: 646-348-8157

Attention: General Counsel

If to LICENSEE:

VERASTEM, INC.

215 First Street, Suite 440

Cambridge, MA 02142

Fax: 617-812-0059

Attention: Chief Operating Officer

with a copy to:

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199-3600

Fax: 617-235-0706

Attention: Marc A. Rubenstein

17.9.                     Further Assurances.  LICENSEE and PFIZER hereby covenant and agree without the necessity of any further consideration, to execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary or appropriate to carry out the intent and purposes of this Agreement.

17.10.              No Third Party Beneficiary Rights.  This Agreement is not intended to and shall not be construed to give any Third Party any interest or rights (including, without limitation, any third party beneficiary rights) with respect to or in connection with any agreement or provision contained herein or contemplated hereby.

17.11.              Entire Agreement; Confidentiality Agreement.  This Agreement, together with its Schedules, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter, including, without limitation, that certain letter agreement by and between the Parties, dated April 28, 2012 (the “CDA”).  The Parties acknowledge and agree that, as of the Effective Date, all Confidential Information (as defined in the CDA) disclosed by PFIZER or its Affiliates pursuant to the CDA shall be considered PFIZER’s Confidential Information and subject to the terms set forth in this Agreement.  In the event of any conflict between a material provision of this Agreement and any Schedule hereto, the Agreement shall control.

17.12.              Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  An executed signature page of this Agreement delivered by facsimile transmission shall be as effective as an original executed signature page.

17.13.              Cumulative Remedies.  No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

17.14.              Waiver of Rule of Construction.  Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement.  Accordingly, any rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

17.15.              Construction.  For purposes of this Agreement: (a) words in the singular shall be held to include the plural and vice versa as the context requires; (b) the words “including” and “include” shall mean “including, without limitation,” unless otherwise specified; (c) the terms “hereof,” “herein,” “herewith,” and “hereunder,” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (d) all references to “Section”, “Schedule” and “Exhibit,” unless otherwise specified, are intended to refer to a Section, Schedule or Exhibit of or to this Agreement.

[Signatures on next page]

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

PFIZER INC.		VERASTEM, INC.

By:	/s/ Garry Nicholson	By:	/s/ Robert Forrester
	Name: Garry Nicholson		Name: Robert Forrester
	Title: President, General Manager		Title: COO

SCHEDULE A

Licensed Patent Rights

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SCHEDULE B

Transfer Activities

1.                                      Regulatory Transfer Activities.  The Regulatory Transfer Activities shall be those activities set forth in this Section 1 of this Schedule.

1.1.                            United States IND: Within [**] Business Days after written notification from LICENSEE that LICENSEE is able to assume all clinical, regulatory, and safety obligations (the “LICENSEE Assumption Notice”), PFIZER shall execute and provide to LICENSEE all documents (in a form reasonably acceptable to LICENSEE and PFIZER) required to transfer the sponsorship of the IND for the Product in the Field that was submitted to the FDA prior to the Effective Date.

1.2.                            Transfer Process.  Notwithstanding anything to the contrary herein, LICENSEE shall provide PFIZER with the LICENSEE Assumption Notice during the [**] day period immediately following the Effective Date and promptly after execution of the Pharmacovigilance Agreement as provided in Section 4.3.3 of the Agreement, to the extent such agreement is determined to be necessary as set forth in such Section.  Within [**] Business Days after LICENSEE’s receipt from PFIZER of the documents described in Section 1.1 of this Schedule (as applicable), LICENSEE shall provide to the applicable Regulatory Authority written notification (and any related necessary documents) of the transfer of sponsorship of the Regulatory Filings from PFIZER to LICENSEE (“LICENSEE Transfer Notice”).  LICENSEE shall provide to PFIZER a copy of any and all LICENSEE Transfer Notices.  In addition, LICENSEE shall provide to PFIZER a copy of any and all notices received by LICENSEE from the applicable Regulatory Authority confirming transfer of any applicable Regulatory Filings from PFIZER to LICENSEE (“Regulatory Confirmation Notice”).

1.3.                            Maintenance of the Regulatory Filings.

1.3.1.                  Maintenance of IND.  For the period beginning on the Effective Date and ending on the effective date of the transfer to LICENSEE of an IND for the Product in the Field that was submitted to a Regulatory Authority prior to the Effective Date (i.e., the date that LICENSEE serves official confirmation of acceptance of regulatory transfer of responsibility) (each, a “Regulatory Transfer Period”), PFIZER shall continue to maintain such IND, at LICENSEE’s direction and cost and expense.  For clarity, (a) during each Regulatory Transfer Period, PFIZER shall not be permitted to cancel or withdraw the IND that pertains to such Regulatory Transfer Period, and (b) PFIZER will file on a timely basis the annual report for the IND for PF-04554878.

1.4.                            Interaction with Regulatory Authorities.

1.4.1.                  During the Regulatory Transfer Period, LICENSEE shall lead all interactions with any Regulatory Authority relating to the Compound in the Field.  Notwithstanding the foregoing, during the Regulatory Transfer Period, if LICENSEE so reasonably requests, PFIZER will participate, by telephone, in certain interactions with Regulatory Authorities relating to any Compound in the Field, at LICENSEE’s direction and cost and expense; provided that LICENSEE shall provide PFIZER written notice at least [**] Business Days prior to any such meetings.

1.5.                            Maintenance of Safety Reporting.

1.5.1.                  Unless otherwise directed by LICENSEE, PFIZER will submit all PFIZER-generated CIOMS/serious adverse event reports for the Compound to the relevant Regulatory Authority for the Regulatory Transfer Period to LICENSEE.

2.                                      Inventory and Specimen Transfer

2.1.                            Pharmaceutical Sciences/Manufacturing.  PFIZER shall package and ship those amounts of Compound in PFIZER’s inventory to the extent set forth on Schedule C to a storage facility of LICENSEE’s choosing; such transfer will take place within [**] Business Days following PFIZER’s receipt from LICENSEE of its written nomination of a storage facility.  Notwithstanding anything to the contrary herein, LICENSEE must identify this facility no later than [**] months after the Effective Date.  LICENSEE shall bear all costs and expenses incurred by PFIZER after the Effective Date related to packaging and shipping of the Compound pursuant to this Section of this Schedule.

2.2.                            Non-Clinical Toxicology Specimens: GLP Studies: Within [**] Business Days of the Effective Date, PFIZER shall identify specimens/data records (“Items”) that were identified in final reports of GLP studies of the Compounds and Products as having been archived at or by PFIZER.  Such Items will be shipped by PFIZER within [**] months following PFIZER’s receipt of notice from LICENSEE to an archival facility of LICENSEE choice at LICENSEE expense and direction.  This facility must be identified within [**] months of the Effective Date.  LICENSEE shall bear all costs and expenses incurred by PFIZER after the Effective Date related to packaging and shipping Items pursuant to this Section.

3.                                      Documentation Transfer

3.1.                            Initial Request.  No later than [**] days after the Effective Date (unless otherwise specified herein or agreed to in writing by the Parties), PFIZER will provide to LICENSEE, those documents set forth in Section 3.3 of this Schedule (the “Documentation”)  to the extent it exists as of the Effective Date, provided that PFIZER has the right, but not the obligation to retain (a) copies of all such documents and records; (b) copies of Regulatory Filings and correspondence, and clinical trial data; and (c) any records reasonably required by PFIZER for the conduct of its activities under the terms of its previous obligations, subject to the terms and conditions of the Agreement.

3.2.                            Method of Transfer.  Notwithstanding the foregoing, the Parties agree as follows with respect to the Documentation: PFIZER will provide electronic copies (in Microsoft Office format and/or in other non-proprietary format) of the Documentation by a method reasonably acceptable to LICENSEE; provided that, to the extent such Documentation exists as of the Effective Date in an electronic format, PFIZER shall provide to LICENSEE an electronic copy of such Documentation and to the extent such Documentation does not exist in an electronic format as of the Effective Date, PFIZER shall provide to LICENSEE a physical copy of the Documentation.  Notwithstanding the foregoing, in no event shall PFIZER be required to provide (i) data or records that include technology or products other than those that pertain to the Compound, or (ii) laboratory notebooks, internal team meeting minutes, personal notes of PFIZER employees or any of PFIZER’s contractors or subcontractors, or internal intra-PFIZER correspondence.  For clarity, in no event shall the Documentation include any of the items set forth in Section 3.3 if such items do not exist.

3.3.                            Documentation.  The Documentation shall be comprised the following documents to the extent containing Licensed Know-How and Controlled by PFIZER or its Affiliates as of the Effective Date (and for the avoidance of doubt the Documentation shall include any of the following relating to either PF-04554878 or PF-00562271 or both of them):

3.3.1.                  Regulatory.  All applications, registrations, licenses, authorisations and approvals, and all correspondence and supporting documents submitted to or received from Regulatory Authorities (including minutes and official contact reports relating to any communications with any Regulatory Authority) as of the Effective Date to the extent pertaining to the Product in the Field (to the extent Controlled by PFIZER or its Affiliates, the “Regulatory Documentation”).

3.3.2.                  Pharmaceutical Sciences/Manufacturing.  All data and records to the extent pertaining to the synthesis, formulation and manufacture of the Product in the Field generated by PFIZER or its Affiliates, including summary reports and signed development reports pertaining thereto.

3.3.3.                  Non-Clinical Toxicology.  Copies of all protocols, data, results, and reports related to pivotal (e.g., GLP) non-clinical animal safety and toxicity studies, and reports prepared in support of IND submissions and any descriptions and records pertaining to the production/testing of materials used in non-clinical studies to the extent for the Product in the Field.

3.3.4.                  Non-Clinical Research and Development.  A summary of the data and results from non-GLP studies (and reports based thereon) that were performed in support of IND submissions to the extent for the Product in the Field.

3.3.5.                  Clinical Development.

3.3.5.1.                  Copies of all protocols and amendments, study reports and results (including tables, figures and data) of clinical studies of the Product (without limiting the generality of the foregoing, Pfizer will complete the study report for study number [**] and provide such report to LICENSEE by September 30, 2012);

3.3.5.2.                  Copies of all adverse event reports (e.g., Medwatch or equivalent forms) for any and all clinical trials (investigator-initiated or PFIZER-sponsored) of the Product;

3.3.5.3.                  Copies of Case Report Forms (CRFs) or equivalents thereof for all completed clinical studies of the Product (i.e., studies with signed-off final clinical study reports);

3.3.5.4.                  Copies of clinical study raw data from clinical studies of the Product, including such data that is included in study databases; and

3.3.5.5.                  Copies of all Trial Master Files (TMF’s) or equivalents thereof, for all completed clinical studies of the Product (i.e., studies with signed-off final clinical study reports). TMF for studies currently without a signed and approved CSR will be transferred no later than [**] business days after the approval of the respective CSR.

3.3.6.                  Intellectual Property.

3.3.6.1.                  A listing of all issued patents and pending patent applications filed with the applicable patent offices encompassed by the term “Licensed Patent Rights” as of the Effective Date, including United States and foreign equivalents thereof, with docket and status reports to be delivered to LICENSEE, within [**] Business Days of the Effective Date; and

3.3.6.2.                  Copies of file wrappers for such Licensed Patent Rights, will be delivered to LICENSEE within [**] calendar days of the Effective Date; records will be provided electronically in non-proprietary format.

**********

In the event of any conflict between this Schedule B and the main text of the Agreement, the main text of the Agreement shall govern.

SCHEDULE C

Quantities of Product and Compound to be Transferred

DESCRIPTION	APPROXIMATE QUANTITIES
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

For the avoidance of doubt, this table does not include quantities of Product to be provided by Pfizer pursuant to Section 4.4.2.

C-1

ANNEX A

FORM OF SUBSCRIPTION AGREEMENT

VERASTEM, INC.

STOCK SUBSCRIPTION AGREEMENT

Pfizer Inc. (the “Subscriber”) hereby subscribes for 192,012 shares (the “Shares”) of common stock, $0.0001 par value (the “Common Stock”), of Verastem, Inc., a Delaware corporation (the “Company”).  In consideration for the Shares, the Subscriber has provided certain licenses and rights to the Company pursuant to that certain License Agreement between the Company and Subscriber, dated July 11, 2012.

This subscription is submitted to the Company in accordance with and subject to the terms and conditions described in this Stock Subscription Agreement (the “Agreement”) as of July 11, 2012.

1.                                      Subscriber agrees not to sell or otherwise dispose of the Shares in violation of the provisions of the Securities Act of 1933, as amended (the “Act”).  Subscriber understands that the Shares are being sold to Subscriber pursuant to an exemption from the registration requirements of the Act and that the Company is relying upon the representations and agreements contained in this Agreement for the purpose of determining whether this transaction meets the requirements for such exemption.  Subscriber understands that the Shares must be held indefinitely by Subscriber unless they are later transferred in transactions that are either registered under the Act or exempt from registration.  Subscriber understands Subscriber understands that the Company is under no obligation to register the Shares under the Act or any securities law of any state of the United States or of any other jurisdiction or to file for or comply with an exemption from registration, and recognizes that exemptions from registration, in any case, are limited and may not be available when Subscriber may wish to sell, transfer or otherwise dispose of the Shares.

Subscriber understands that the certificate(s) or book entry units representing the Shares will bear the following legends restricting their transfer and that a notation restricting their transfer will be made on the stock transfer books or book entry system of the Company:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

2.                                      The Company hereby represents and warrants to Subscriber as follows:

a.                                      The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.  The Company has made available to Subscriber the Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company as in effect on the date hereof.

b.                                      The Company has the capacity, full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions

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contemplated hereby.  The execution, delivery and performance of this Agreement and the issuance of the Shares to Subscriber have been duly authorized by all necessary corporate action on the part of the Company.  The Shares, when issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable.

3.                                      Subscriber hereby acknowledges, represents and warrants to, and agrees with the Company as follows:

a.                                      Subscriber understands that the offering and sale of the Shares is intended to be exempt from registration under the Act, by virtue of Section 4(2) of the Act and, in accordance therewith and in furtherance thereof, Subscriber represents and warrants to and agrees with the Company as follows:

i.                                          Subscriber acknowledges that the Company has made available documents, records, and books pertaining to this investment that have been requested by Subscriber and Subscriber’s advisors.

ii.                                       Subscriber or Subscriber’s advisor(s) have had a reasonable opportunity to ask questions of and receive information and answers from a person or persons acting on behalf of the Company concerning the offering of the Shares, as Subscriber has deemed necessary, and all such questions have been answered and all such information has been provided to the full satisfaction of Subscriber.

iii.                                    Subscriber is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or filed by the Company with the U.S. Securities and Exchange Commission, or any solicitation of a subscription by a person not previously known to Subscriber in connection with investments in securities generally.

iv.                                   Subscriber has such knowledge and experience in financial, tax and business matters so as to enable Subscriber to utilize the information made available to Subscriber in connection with the offering of the Shares in order to evaluate the merits and risks of an investment in the Company and to make an informed investment decision with respect thereto and, therefore, it is not relying upon the advice of a purchaser representative in making a final investment decision to purchase Shares.

v.                                      Subscriber is not relying on the Company with respect to the tax and other economic considerations of Subscriber relating to this investment.  In regard to such considerations, Subscriber has relied on the advice of, or has consulted with, only Subscriber’s own advisors who are unaffiliated with and who are not directly or indirectly compensated by the Company or any affiliate.

vi.                                   Subscriber is acquiring the Shares solely for Subscriber’s own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such equity interest.

b.                                      Subscriber recognizes that an investment in the Company involves a high degree of risk and understands that no Federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of this investment.

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c.                                       Subscriber is authorized to purchase the Shares and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so, and such purchase will not contravene any law, rule or regulation binding on the Subscriber.

d.                                      Subscriber is an “accredited investor” within the meaning of Rule 501 under the Act.

4.                                      The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made only as of such date), to Subscriber that, except as set forth in the Schedules delivered herewith or disclosed in the SEC Reports (as defined below):

a.                                      Subsidiaries. The Company has no direct Subsidiaries.  For purposes of this Agreement, “Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

b.                                      Organization and Qualification. The Company is an entity duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws. The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have a Material Adverse Effect.  For purposes of this Agreement, “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement or the Registration Rights Agreement between the Subscriber and the Company (collectively, the “Transaction Documents”), (ii) a material and adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

c.                                       Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than in connection with the Required Approvals (as defined below). Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Annex A-3

d.                                      No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares) do not and will not (i) conflict with or violate any provisions of the Company’s certificate of incorporation or bylaws or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any lien upon any of the properties or assets of the Company or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any contract of the Company that was filed as an exhibit to the SEC Reports pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K (“Material Contract”), or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming the correctness of the representations and warranties made by Subscriber herein, of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not, individually or in the aggregate, have a Material Adverse Effect.

e.                                       Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Shares), other than (i)  filings required by applicable state securities laws, (ii) the filing of a Notice of Sale of Securities on Form D with the U.S. Securities and Exchange Commission (the “Commission”) under Regulation D of the Act, (iii) the filing of any requisite notices and/or application(s) to the NASDAQ Global Market (“NASDAQ”) for the issuance and sale of the Common Stock and the listing of the Common Stock for trading or quotation, as the case may be, thereon in the time and manner required thereby, and (iv) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required Approvals”).

f.                                        Issuance of the Shares. The Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and nonassessable and free and clear of all liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights.  Assuming the accuracy of the representations and warranties of Subscriber in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

g.                                       Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the SEC Reports (as defined below), and has changed since the date of such SEC Reports only due to stock option grants or other equity awards or stock option and warrant exercises, in each case in the ordinary course of business. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified

Annex A-4

in the SEC Reports and in Schedule 4.1(g) hereto: (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, other than those issued or granted pursuant to Material Contracts or equity or incentive plans or arrangements described in the SEC Reports; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound; (iv) to the Company’s knowledge, there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company; (v) except as described in the SEC Reports or identified in Schedule 4.1(y) hereto and the Transaction Documents, there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Act; (vi) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company (other than in connection with repurchases of unvested stock issued to employees of the Company); (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares; (viii) except as provided under the Company’s equity or incentive plans described in the SEC Reports, the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company has no liabilities or obligations required to be disclosed in the SEC Reports but not so disclosed in the SEC Reports, other than those incurred in the ordinary course of the Company’s businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

h.                                      SEC Reports. Except as set forth in Schedule 4.1(h) hereto, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, or to the extent corrected by a subsequent restatement or subsequent filings, the SEC Reports complied in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations of the Commission promulgated thereunder, and, except as corrected by subsequent filings, none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Act.

i.                                          Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement). Such financial statements have been

Annex A-5

prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

j.                                         Tax Matters. The Company (i) has prepared and filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company, except, in each case, where the failure to so pay or file any such tax, assessment, charge or return would not have a Material Adverse Effect.

k.                                      Material Changes. Since the date of the latest financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports or as set forth in Schedule 4.1(k) hereto, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock (A) issued in the ordinary course as dividends on outstanding preferred stock or (B) issued pursuant to existing Company stock option, stock purchase or other equity plans or executive and director corporate arrangements disclosed in the SEC Reports or (C) issued pursuant to other existing agreements disclosed in the SEC Reports and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract. Except for the transactions contemplated by this Agreement and by the items set forth in Schedule 4.1(k) hereto, no event, liability or development has occurred or exists with respect to the Company or its business, properties, operations or financial condition that would be required to be disclosed by the Company under the Exchange Act at the time this representation is made that has not been publicly disclosed at least one business day prior to the date that this representation is made.  For purposes of this Agreement, “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 405 under the Act.

l.                                          Environmental Matters. To the Company’s knowledge, and except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company (i) is not in violation of any applicable statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or

Annex A-6

human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and (iv) is not subject to any claim relating to any Environmental Laws; and, to the Company’s knowledge, there is no pending investigation that might lead to such a claim.

m.                                  Litigation. To the Company’s knowledge and except as specifically disclosed in the SEC Reports, there is no Action which is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company, nor to the Company’s knowledge, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Act.  For purposes of this Agreement, “Action” means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s knowledge, threatened in writing against the Company, or any of its properties or, to the Company’s knowledge, any officer or director of the Company acting in his or her capacity as an officer or director before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

n.                                      Employment Matters. No material labor dispute exists or, to the Company’s knowledge, is imminent with respect to any of the employees of the Company which would have a Material Adverse Effect. To the Company’s knowledge, none of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, and the Company is not a party to a collective bargaining agreement, and the Company believes that its relationship with its employees is good. To the Company’s knowledge, it is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

o.                                      Compliance. The Company is not (i) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii)  in violation of any order of which the Company has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii)  in violation of, or in receipt of written notice that it is in violation of, any statute, rule or regulation of any governmental authority applicable to the Company, except in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

p.                                      Regulatory Permits. The Company possesses or has applied for all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business as currently conducted and as described in the SEC Reports, except where the failure to possess such permits, individually or in the aggregate, has not and would not have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) the Company has not received any notice in writing of proceedings relating to

Annex A-7

the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

q.                                      Title to Assets. The Company does not own any real property. The Company has good and marketable title to all tangible personal property owned by it which is material to the business of the Company, free and clear of all liens except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company.

r.                                         Patents and Trademarks. To the Company’s knowledge, except as set forth in Schedule 4.1(r) hereto and except as would not, individually or in the aggregate have a Material Adverse Effect, the Company owns, possesses, licenses or has other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property necessary for the conduct of its business as now conducted or as proposed to be conducted in the SEC Reports (collectively, the “Intellectual Property”). Except as set forth in the SEC Reports and except where such violations or infringements would not have, either individually or in the aggregate, a Material Adverse Effect, (a) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property, except for (i) any co-owner of any patent or patent application constituting Intellectual Property who is listed as such on the records of the U.S. Patent and Trademark Office and (ii) the ownership rights of the owners of the Intellectual Property which the SEC Reports disclose is licensed to the Company; (b) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (c) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property; (d) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property; and (e) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

s.                                        Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which the Company is engaged. The Company has not received any notice of cancellation of any such insurance, nor, to the Company’s knowledge, will it be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

t.                                         Transactions With Affiliates. Except as set forth in the SEC Reports and other than the grant of stock options or other equity awards in the ordinary course of business, none of the executive officers or directors of the Company is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as executive officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Act.

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u.                                      Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and in the Company’s good faith judgment appropriate action is taken with respect to any differences.

v.                                      Sarbanes-Oxley; Disclosure Controls. To the Company’s knowledge, the Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act).

w.                                    Certain Fees. Except as identified in Schedule 4.1(w) hereto, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement.

x.                                      Private Placement. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 3 of this Agreement, no registration under the Act is required for the offer and sale of the Shares by the Company to Subscriber under this Agreement.

y.                                      Registration Rights. Other than as set forth in the SEC Reports and other than Subscriber or as set forth in Schedule 4.1(y) hereto, no person has any right to cause the Company to effect the registration under the Act of any securities of the Company other than those securities which are currently registered on an effective registration statement on file with the Commission.

z.                                       Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received written notice from any trading market on which the Common Stock is listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such trading market. The Company is in compliance in all material respects with the listing and maintenance requirements for continued trading of the Common Stock on NASDAQ.

aa.                               Investment Company. The Company is not required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

bb.                               Questionable Payments. To the Company’s knowledge, neither the Company nor any directors, officers, employees, agents or other person authorized to act on behalf of the Company has, in the course of its actions for, or on behalf of, the Company: (a) directly or indirectly, used any material corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any material direct or indirect unlawful payments to any foreign or domestic governmental officials or

Annex A-9

employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other material unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

cc.                                 Application of Takeover Protections; Rights Agreements. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is applicable to Subscriber as a result of Subscriber and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including, without limitation, the Company’s issuance of the Shares and Subscriber’s ownership of the Shares. Except as disclosed in the SEC Reports, the Company has not adopted any other stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

dd.                               Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed which would have a Material Adverse Effect.

ee.                                 OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly directly or indirectly use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

ff.                                   Money Laundering Laws. To the Company’s knowledge, the operations of each of the Company are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or threatened.

gg.                                 FDA.  To the Company’s knowledge, there is no pending, completed or threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company, and the Company has not received any notice, warning letter or other communication from the U.S. Food and Drug Administration (“FDA”) or any other governmental entity, which (i) requires the termination, suspension or material modification of any of the Company’s pending preclinical tests, or (ii) otherwise alleges any violation of any laws, rules or regulations of the FDA by the Company, which, either individually or in the aggregate, would have a Material Adverse Effect.

5.                                      With a view to making available to Subscriber the benefits of Rule 144 promulgated under the Act (“Rule 144”) and any other rule or regulation of the Commission that may at any

Annex A-10

time permit Subscriber to sell securities of the Company to the public without registration, the Company shall:

a.                                      make and keep available adequate current public information, as those terms are understood and defined in Rule 144;

b.                                      use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

c.                                       furnish to Subscriber, so long as Subscriber owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act, and the Exchange Act; and (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company.

6.                                      Subscriber agrees to indemnify the Company and hold the Company harmless for all losses, damages, liabilities and expenses (including legal fees) resulting from any breach of any representation, warranty or agreement or any misrepresentation by Subscriber herein.  The Company agrees to indemnify Subscriber and hold Subscriber harmless for all losses, damages, liabilities and expenses (including legal fees) resulting from any breach of any representation, warranty or agreement or any misrepresentation by the Company herein.

7.                                      No provision herein may be amended or modified other than by a written document signed by authorized representatives of Subscriber and the Company.  Neither party may assign its rights and obligations hereunder without the other party’s prior written consent.  This Agreement shall be governed by and construed under the laws in effect in the State of New York, without giving effect to any conflicts of laws provision thereof or of any other jurisdiction that would produce a contrary result.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  An executed signature page of this Agreement delivered by facsimile transmission shall be as effective as an original executed signature page.

[Signature Page Immediately Follows.]

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This Stock Subscription Agreement shall be binding on the heirs, representatives, successors and assigns of the Subscriber.

SUBSCRIBER:	COMPANY:

PFIZER INC.	VERASTEM, INC.

By:	By:
Name:	Name:
Title:	Title:

Signature Page to Subscription Agreement